Exhibit 99.1
Azitra, Inc. Announces Q3 2026 Results and Provides Business Updates
BRANFORD, Conn. – November 12, 2026 — Azitra, Inc. (“Azitra” or the “Company”) (NYSE American: AZTR), a clinical stage biopharmaceutical company focused on developing innovative therapies for precision dermatology and high value cosmetic proteins and peptides, today reported financial results for the quarter ended September 30, 2026, and provided a business update.
Q3 2026 and Recent Business Highlights
•Announced revitalizing results from ex vivo study of ATR-COSF demonstrating ability to reduce fine lines and improve elasticity in human skin
•Reported breakthrough repeat dose and anti-wrinkle ex vivo results for ATR-COSF program, demonstrating increased distribution and elasticity
•Announced completion of Cohort 1 of the ATR-04 Phase 1/2 trial and the safety review committee’s recommendation to proceed to Cohort 2
•Expanded ATR-04 trial eligibility to include patients with KRAS and MEK inhibitor-associated rash, including patients with neurofibromatosis type 1 with rash associated with receiving MEK inhibitors

“During the third quarter and recent weeks, we made substantial progress with our two priority programs, generating encouraging results for ATR-COSF and advancing ATR-04 forward in the clinic while broadening its potential to benefit more patients,” said Francisco Salva, Chief Executive Officer of Azitra. “We were very pleased to report research involving ATR-COSF demonstrating a single application of the product was able to reduce the appearance of fine lines and wrinkles by approximately 50% after 48 hours in laboratory studies, while our optimized formulation improved skin elasticity across every measure tested in a separate study. These results strengthen our confidence in ATR-COSF’s potential as a differentiated cosmetic ingredient and set the stage for a first-in-human cosmetic study, with initial results anticipated by year-end.”
Salva continued: “The recommendation to advance ATR-04 to Cohort 2 brings us closer to our goal of providing a new treatment option for patients whose debilitating skin rash can disrupt essential therapy. Additionally, by expanding the trial to address rash associated with KRAS and MEK inhibitors, including in patients with neurofibromatosis type 1 with MEK inhibitor-associated rash, we are broadening ATR-04’s potential reach and expanding the eligible patient pool to support enrollment. We believe ATR-04 has the potential to become the first live biotherapeutic developed for skin rashes associated with cancer and MEK inhibitor treatment for neurofibromatosis treatments. We are encouraged by the potential to reach additional patient populations and look forward to reporting topline data from Cohort 1, which we anticipate in the fourth quarter of 2026.”

Salva concluded: “The remainder of 2026 has the potential to be a defining period for Azitra as we expect to report initial results from our first in-human cosmetic study of ATR-COSF and topline data from Cohort 1 of our ATR-04 Phase 1/2 trial. Importantly, once we announce the ATR-COSF results, institutional investors who participated in our financing earlier this year will have the opportunity to invest an additional $5.25 million to $10.5 million through certain financial instruments issued in that transaction.”

Pipeline, Platform and Corporate Updates
ATR-COSF - Consumer Initiative to Improve the Appearance of Fine Lines and Wrinkles
•Announced positive repeat-dose results demonstrating increased delivery and distribution of recombinant filaggrin domains and improved elasticity in ex vivo human skin.
•Reported additional ex vivo results showing reduced appearance of fine lines and wrinkles following a single application, with continued improvement through 48 hours, and improved elasticity with an optimized formulation.
•First-in-human cosmetic study planned with initial results expected by year-end 2026.

ATR-04 – Advancing a Potential Treatment for Targeted Therapy-Associated Rash
•Completed Cohort 1 of the ongoing Phase 1/2 trial and received safety review committee’s recommendation to proceed to Cohort 2.
•Expanded trial eligibility to include patients with KRAS and MEK inhibitor-associated rash, including patients with neurofibromatosis type 1 with rash associated with MEK inhibitors.
•Modified trial requirements to facilitate recruitment, with Cohort 2 expected to enroll approximately 24 patients receiving once-daily treatment for 28 days.
•Topline data from first cohort of Phase 1/2 trial expected in Q4 - 2026.

Financial Results for the Quarter Ended September 30, 2026
•Research and Development (R&D) expenses: R&D expenses for the quarter ended September 30, 2026, were $1.3 million compared to $1.2 million for the comparable period in 2025.
•General and Administrative (G&A) expenses: G&A expenses for the quarter ended September 30, 2026, were $1.6 million compared to $1.6 million for the comparable period in 2025.
•Net Loss was $3.0 million for the quarter ended September 30, 2026, compared to $2.8 million for the comparable period in 2025.
•Cash and cash equivalents: As of September 30, 2026, Azitra had cash and cash equivalents of $3.8 million.
About Azitra, Inc.
Azitra, Inc. is a clinical-stage biopharmaceutical company focused on developing innovative therapies for precision dermatology and novel products across therapeutics, cosmeceuticals and biotechnology applications. The Company's portfolio is highlighted by ATR-COSF, a recombinant protein technology designed for cosmetic and skincare applications, and ATR-04, an investigational live biotherapeutic for skin rashes associated with cancer and neurofibromatosis treatments. Azitra has received Fast Track designation from the FDA for cancer treatment-associated rash, which impacts up to 300,000 people in the U.S. Azitra is also advancing additional recombinant protein initiatives designed to support biotechnology research and manufacturing applications. Azitra's technology platforms combine engineered proteins, topical live biotherapeutics, artificial intelligence, and a proprietary microbial library to develop differentiated products for consumer, research and healthcare markets. For more information, please visit https://azitrainc.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding (i) the expected timing of topline data from Cohort 1, and enrollment of Cohort 2, of the Phase 1/2 clinical trial of ATR-04, (ii) the potential of ATR-04 in expanded patient populations, (iii) the expected timing of initiation and initial results of the first in human cosmetic study of ATR-COSF, (iv) statements about our clinical and preclinical programs, and corporate and clinical/preclinical strategies, including our cosmeceutical strategy and our recombinant protein platform, (v) the potential exercise of financial instruments issued in our March 2026 private placement and any resulting proceeds, and (vi) the sufficiency of our cash resources.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing of clinical trials and their results; we may experience enrollment delays; the protocol amendments may not facilitate recruitment or accelerate enrollment as anticipated; we may experience delays in the provision of initial or additional safety data, as applicable, and topline results for ATR-04 and, if we do, such data and results may not be favorably received; the expanded patient populations may present different safety or efficacy profiles; the results from Cohort 1 may not be predictive of results in Cohort 2 or later-stage trials; results from ex vivo and other preclinical studies may not be predictive of results in humans; the first-in-human study of ATR-COSF may be delayed or may not produce favorable results; the safety and efficacy of our product candidates; holders of instruments issued in our private placement may not exercise them, in whole or in part; we may fail to timely raise additional required funding; our ability to maintain the listing of our common stock on the NYSE American; possible delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third-parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning Azitra’s programs and operations are described or incorporated by reference in our annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2026 and our subsequent filings with the SEC, including our quarterly reports on Form 10-Q filed on May 13, 2026; August 12, 2026 and November 12, 2026 with the SEC. Azitra explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact
Norman Staskey
Chief Financial Officer
staskey@azitrainc.com
Investor Relations
Tiberend Strategic Advisors, Inc.
David Irish
231-632-0002
dirish@tiberend.com

Media Relations
Tiberend Strategic Advisors, Inc.
Casey McDonald
646-577-8520
cmcdonald@tiberend.com

Condensed Statement of Operations
(Unaudited)

	Three Months Ended September 30,
	2026	2025
Operating expenses:
General and administrative	$1,614,814	$1,588,406
Research and development	1,290,644	1,180,078
Total operating expenses	2,905,458	2,768,484

Loss from operations	(2,905,458)	(2,768,484)

Other income (expense):
Interest income	48,531	4,823
Interest expense	—	(372)
Change in fair value of warrants	—	133
Other income	(92,852)	(628)
Total other income (expense)	(44,321)	3,956

Loss before income taxes	(2,949,779)	(2,764,528)

Income tax expense	—	—

Net loss	$(2,949,779)	$(2,764,528)
Net loss per Share, basic and diluted	$(0.29)	$(6.71)
Weighted average common stock outstanding, basic and diluted	10,301,517	411,769

Condensed Balance Sheets
(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$3,750,710	$2,068,083
Other receivables	124,580	141,295
Prepaid expenses and other current assets	915,936	809,949
Total current assets	4,791,226	3,019,327
Property and equipment, net	520,304	548,591
Other assets	662,063	1,457,468
Total assets	$5,973,593	$5,025,386
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$596,800	$399,356
Current financing lease liability	—	10,111
Current operating lease liability	274,197	255,776
Insurance premium financing liability	—	198,983
Accrued expenses	669,137	203,740
Total current liabilities	1,540,134	1,067,966
Long-term operating lease liability	35,962	156,190
Total liabilities	1,576,096	1,224,156
Stockholders’ equity
Common stock	606	107
Additional paid-in capital	83,142,766	72,322,319
Accumulated deficit	(78,745,875)	(68,521,196)
Total stockholders’ equity	4,397,497	3,801,230
Total liabilities and stockholders’ equity	$5,973,593	$5,025,386